Exhibit 10.1

SECOND AMENDMENT TO FINANCING AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO FINANCING AND SECURITY AGREEMENT (this “Amendment”) is made as of the 13th day of March, 2012 (the “Effective Date”), by and between LIQUIDITY SERVICES, INC., a corporation organized under the laws of the State of Delaware (“Borrower”) and BANK OF AMERICA, N.A., a national banking association, its successors and assigns (“Lender”).

RECITALS

A.            Borrower and Lender entered into a Financing and Security Agreement dated April 30, 2010 (the same, as amended, modified, restated, substituted, extended, and renewed at any time and from time to time, the “Financing Agreement”).

B.            The Financing Agreement provides for some of the agreements between Borrower and Lender with respect to certain Credit Facilities consisting of (i) a revolving credit facility in the maximum principal amount of Thirty Million Dollars ($30,000,000) and (ii) a letter of credit facility in the maximum principal amount of Ten Million Dollars ($10,000,000) as part of that revolving credit facility, to be used by Borrower for the Permitted Uses described in the Financing Agreement.

C.            Borrower has requested that Lender (i) increase the Revolving Loan, (ii) extend the Revolving Credit Expiration Date and (iii) make certain other revisions to the Financing Agreement as more fully set forth herein.

D.            Although the Lender is under no obligation to do so, the Lender has agreed to (i) increase the Revolving Loan, (ii) extend the Revolving Credit Expiration Date and (iii) make certain other revisions to the Financing Agreement as more fully set forth herein, on the condition, among others, that this Amendment be executed and delivered by the Borrower.

AGREEMENTS

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Lender agree as follows:

1              Recitals.  Borrower and Lender agree that the Recitals above are a part of this Amendment.

2              Definitions.  Unless otherwise expressly defined in this Amendment, terms defined in the Financing Agreement shall have the meanings given thereto in the Financing Agreement.

3              Defined Terms.  The definitions of “Revolving Credit Expiration Date” and “Permitted Acquisition” set forth in Section 1.1 of the Financing Agreement are hereby amended and restated in their entirety as follows:

“Revolving Credit Expiration Date” means May 31, 2014.

“Permitted Acquisitions” means a transaction or series of transactions whereby Borrower acquires all or substantially all of the assets of a business, or purchases an equity interest in a business (the “Target”), provided, that, (i) the Target shall be in a Permitted Business; (ii) both before and after giving effect to such transaction, no Default or Event of Default shall be continuing or would occur after giving effect to such transaction; (iii) Borrower will be in compliance with all financial covenants after giving pro forma effect to such transaction; (iv) after giving effect to such transaction (A) Borrower’s Pro Forma Calculation of Funded Debt to EBITDA Ratio, for the rolling four (4) quarter period ending on that last day of the most recent fiscal quarter for which financial statements have been, or are required to have been, delivered pursuant to Section 6.1.1, is less than 2.00 to 1.00, and (B) the sum of (1) cash and Cash Equivalents held by the Borrower and its Subsidiaries plus (2) the availability under the Revolving Credit Facility, is not less than Fifteen Million Dollars ($15,000,000); (v) Lender shall have received evidence satisfactory to Lender in its reasonable discretion that arrangements shall have been made for the termination of all Liens encumbering any asset of the Target other than Permitted Liens; (vi) no Indebtedness shall be assumed by Borrower in connection with such transaction other than unsecured Indebtedness in an aggregate amount which when combined with all other existing Indebtedness of Borrower and its Subsidiaries will not exceed the maximum amount of Indebtedness permitted pursuant to Section 6.2.4(d) of this Agreement and Indebtedness with respect to Capital Leases which when combined with all other existing Indebtedness of Borrower and its Subsidiaries will not exceed the maximum amount of Indebtedness permitted pursuant to clause (e) of the definition of Permitted Liens; (vii) any Indebtedness of Borrower incurred to the sellers pursuant to the financing of such transaction will be subordinated to Lender pursuant to a subordination agreement in form and substance satisfactory to Lender in its reasonable discretion in all material respects; (viii) Lender shall have received complete copies of the Purchase Agreement Documents; and (ix) within thirty (30) days of closing any transaction contemplated hereby, if the Target is a Registered Organization, it shall become a guarantor of the Credit Facilities, deliver to Lender a guaranty of payment agreement for the benefit of Lender in form substantially identical to the Corporate Guaranty, grant to Lender a Lien in all of its assets to the same extent required by the Security Agreements and Borrower shall pledge to Lender, shares or membership interests representing one hundred percent (100%) of the voting and non voting ownership interests of the new Subsidiary; provided, however, subject to the requirements of Section 6.2.2, including the GMV threshold in the proviso thereto, if such Subsidiary is a Foreign Subsidiary, in lieu of such Subsidiary granting to Lender a Lien in all of its assets and guarantying the Obligations, Borrower shall grant, pledge and assign to Lender shares representing sixty-six percent (66%) of the ownership of such Subsidiary.

4              Revolving Credit Committed Amount.  The definition of Revolving Credit Committed Amount set forth in Section 2.1.1 (Revolving Credit Facility) of the Financing Agreement is hereby amended and restated in its entirety as follows:

The maximum principal amount of Seventy Five Million Dollars ($75,000,000) is the “Revolving Credit Committed Amount”.

5              Funded Debt to EBITDA Ratio.  Section 6.1.13(a) (Funded Debt to EBITDA Ratio) of the Financing Agreement is hereby amended and restated in its entirety as follows:

(a)           Funded Debt to EBITDA Ratio.  Borrower will maintain, tested as of the last day of each of the Borrower’s fiscal quarters for the rolling four (4) quarter period ending on that date, a ratio of Funded Debt to EBITDA of not more than 2.50 to 1.00.

6              Subsidiaries.  Section 6.2.2 (Subsidiaries) of the Financing Agreement is hereby amended and restated in its entirety as follows:

Other than in connection with a Permitted Acquisition, Borrower will not create any Subsidiaries other than the Subsidiaries identified on the Collateral Disclosure List.  Notwithstanding the foregoing, so long as an Event of Default has not occurred and is continuing, Borrower may create a Subsidiary provided promptly after the creation of each such Subsidiary, Borrower shall pledge to Lender, shares or membership interests representing one hundred percent (100%) of the voting and non voting ownership interests of such Subsidiary, such Subsidiary shall become a guarantor of the Credit Facilities, and shall grant to Lender a Lien in all of its assets, which assets shall be not be encumbered by any Lien in favor of any other Person (in each case, to the extent such Subsidiary is permitted to do so by its contractual obligations and requirements of law); provided, however, to the extent such Subsidiary is a Foreign Subsidiary, in lieu of such Foreign Subsidiary granting to Lender a Lien in all of its assets and guarantying the Obligations, if at any time such Foreign Subsidiary’s EBITDA is at least five percent (5%) of the consolidated EBITDA of the Borrower and its Subsidiaries, taken as a whole, over the previous four (4) fiscal quarters, then Borrower shall grant, pledge and assign to Lender shares or membership interests representing sixty-six percent (66%) of the voting and non-voting ownership interests of such Foreign Subsidiary.

7              Purchase or Redemption of Securities, Dividend Restrictions.  Section 6.2.3 of the Financing Agreement is hereby amended and restated in its entirety as follows:

6.2.3  Purchase or Redemption of Securities, Dividend Restrictions.

(a)           Borrower will not purchase, redeem or otherwise acquire any shares of its capital stock or warrants now or hereafter outstanding, declare or pay any dividends thereon (other than stock dividends), apply any of its property or assets to the purchase, redemption or other retirement of, set apart any sum for the payment of any dividends on, or for the purchase, redemption, or other retirement of, make any distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of Borrower, or any warrants, permit any Subsidiary to purchase or acquire any shares of any class of capital stock of, or warrants issued by, Borrower, make any distribution to stockholders or set aside any funds for any such purpose, and not voluntarily prepay any Indebtedness for Borrowed Money under Section 6.2.4(e) and purchase or redeem any Indebtedness for Borrowed Money other than the Obligations.

(b)           Notwithstanding the foregoing, Borrower:

(x)            may repurchase its common stock on the open market and the stock of employees, directors or consultants, so long as:

(i)            a Default or an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect thereto on a pro forma basis, and

(ii)           either (A) the proceeds of Revolving Loans are not used to make such repurchase or (B) both (I) Borrower’s Pro Forma Calculation of Funded Debt to EBITDA Ratio, for the rolling four (4) quarter period ending on that last day of the most recent fiscal quarter for which financial statements have been, or are required to have been, delivered pursuant to Section 6.1.1, is less than 2.00 to 1.00 and (II) the sum of (aa) cash and Cash Equivalents held by the Borrower and its Subsidiaries after giving effect to such repurchase plus (bb) availability under the Revolving Credit  Facility is not less than Fifteen Million Dollars ($15,000,000).

(y)           may exercise offset under Section 10 of the Jacobs Trading Subordinated Note.

(z)            may voluntarily prepay, in whole or in part, the Jacobs Trading Subordinated Note if each of the following conditions is met at the time of such prepayment and after giving effect thereto:

(i)            a Default or an Event of Default does not exist at the time of any such prepayment and would not exist after giving effect thereto on a pro forma basis, and

(ii)           either (A) the proceeds of Revolving Loans are not used to make such prepayment or (B) both (I) Borrower’s Pro Forma Calculation of Funded Debt to EBITDA Ratio, for the rolling four (4) quarter period ending on that last day of the most recent fiscal quarter for which financial statements have been, or are required to have been, delivered pursuant to Section 6.1.1, is less than 2.00 to 1.00 and (II) the sum of (aa) cash and Cash Equivalents held by the Borrower and its Subsidiaries after giving effect to such prepayment plus (bb) availability under the Revolving Credit  Facility is not less than Fifteen Million Dollars ($15,000,000).

8              Investments, Loans and Other Transactions. Section 6.2.5(c) of the Financing Agreement is hereby amended and restated in its entirety as follows:

(c)           loans, advances, or extensions of credit to Foreign Subsidiaries, provided that the aggregate amount of all such loans, advances, or extensions of credit made by Borrower to its Foreign Subsidiaries in any fiscal year of Borrower in an aggregate amount not to exceed Ten Million Dollars ($10,000,000) and during the term of this Agreement in an aggregate amount not to exceed Twenty Five Million Dollars ($25,000,000), provided, that at all times that any loans, advances or other extensions of credit are outstanding to any Foreign Subsidiary, such Foreign Subsidiary shall not have any Indebtedness which is secured by a Lien on any of its assets, other than in connection with any Capital Leases, in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000);

9              Representations and Warranties.  Borrower represents and warrants to Lender as follows:

9.1          Borrower (a) is a Registered Organization and is in good standing under the laws of the State of Delaware, (b) has the power to own its property and to carry on its business as now being conducted, and (c) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned by it therein or in which the transaction of its business makes such qualification necessary, except in each case referred to in clause (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

9.2          Borrower has full power and authority to execute and deliver this Amendment, and to incur and perform the Obligations under this Amendment, all of which have been duly authorized by all proper and necessary action.  No consent or approval of owners or any creditors of Borrower, and no consent, approval, filing or registration with or notice to any Governmental Authority on the part of Borrower, is required as a condition to the execution, delivery, validity or enforceability of this Amendment;

9.3          The Financing Agreement, as heretofore amended and as amended by this Amendment, and the other Financing Documents remains in full force and effect, and constitutes the valid and legally binding obligation of Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, and general principles of equity regardless of whether applied in a proceeding in equity or at law;

9.4          All of Borrower’s representations and warranties contained in the Financing Agreement and the other Financing Documents are true and correct on and as of the date of Borrower’s execution of this Amendment (unless expressly stated to be made as of a specified earlier date, in which case such representations and warranties were true and correct on and as of such earlier date); and

9.5          No Event of Default and Default, has occurred and is continuing under the Financing Agreement or the other Financing Documents which has not been waived in writing by Lender.

10           Limitation of Amendments.

10.1        The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Financing Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Financing Document.

10.2        This Amendment shall be construed in connection with and as part of the Financing Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Financing Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

11           Novation.  Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

12           Acknowledgements.  Borrower acknowledges and agrees that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and generally in connection with the Financing Agreement and the Obligations, Borrower hereby waiving and releasing any claims to the contrary.

13           Amendment Fee.  In consideration of the Lender’s agreement to enter into this Amendment, the Borrower agrees to pay to the Lender on the Effective Date, a fully earned amendment fee in the amount of One Hundred Twenty Thousand Dollars ($120,000) (the “Amendment Fee”).  The Amendment Fee is considered earned when paid and is not refundable.

14           Fees and Expenses.  The Borrower shall pay to the Lender (i) on the Effective Date, to the extent Lender provides Borrower with invoices therefore not later than the Business Day prior to the Effective Date, or (ii) otherwise, on the Business Day after any such invoices are provided, the Amendment Fee and all fees, commissions, costs, charges, taxes and other expenses incurred by Lender and its counsel in connection with the negotiation and preparation of this Amendment, the Amended and Restated Note, the Reaffirmations and the transactions contemplated thereby.

15           Conditions Precedent.  This Amendment shall be effective on the date (the “Effective Date”) on which the Lender shall have received:

(a)           this Amendment duly executed by each party hereto;

(b)           the Amended and Restated Revolving Credit Note duly executed by the Borrower and the Lender (the “Amended and Restated Note”);

(c)           a Reaffirmation of Guaranty in form and substance satisfactory to Lender in its reasonable discretion, duly executed by each Guarantor (collectively, the “Reaffirmations”);

(d)           the Pledge, Assignment and Security Agreement (Asset Recovery Division, LLC) duly executed by Surplus  Acquisition Venture, LLC;

(e)           the duly executed (1) Guaranty of Payment Agreement by Jacobs Trading, LLC for the benefit of Lender, (2) Security Agreement by Jacobs Trading, LLC for the benefit of Lender, and (3) the Pledge, Assignment and Security Agreement (JTC Prison Industries) by Jacobs Trading, LLC for the benefit of Lender;

(f)            the Pledge, Assignment and Security Agreement (Jacobs Trading, LLC) duly executed by Surplus  Acquisition Venture, LLC;

(g)           the duly executed (1) Guaranty of Payment Agreement by JTC Prison Industries, LLC for the benefit of Lender, (2) Security Agreement by JTC Prison Industries, LLC for the benefit of Lender;

(h)           proof that Borrower has paid all costs and expenses to Lender payable to Lender on the Effective Date pursuant to Sections 13 and 14 of this Amendment; and

(i)            Such other information, instruments, documents, certificates and reports as Lender may reasonably request.

16           Counterparts.  This Amendment may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument.  Borrower agrees that Lender may rely on a telecopy of any signature of Borrower.  Lender agrees that Borrower may rely on a telecopy of this Amendment executed by Lender.

17           Financing Documents; Governing Law; Etc.  This Amendment is one of the Financing Documents defined in the Financing Agreement and shall be governed and construed in accordance with the laws of the State of New York.  The headings and captions in this Amendment are for the convenience of the parties only and are not a part of this Amendment.

18           Modifications.  This Amendment may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment under seal as of the date and year first written above.

WITNESS/ATTEST:	LIQUIDITY SERVICES, INC.

/s/ James E. Williams	By:	/s/ James M. Rallo	(Seal)
James M. Rallo
Chief Financial Officer & Treasurer

WITNESS:	BANK OF AMERICA, N.A.

/s/ Cynthia Thompson	By:	/s/ Michael J. Radcliffe	(Seal)
Michael J. Radcliffe
Senior Vice President